Exhibit 99.1
SallieMae	N E W S R E L E A S E
FOR IMMEDIATE RELEASE
Sallie Mae Contacts:
Steve McGarry (703) 984-6746 (Investors)
Tom Joyce (703) 984-5610 (Media)
Bank of America Contacts:
Kevin Stitt (704) 386-5667 (Investors)
Robert Stickler (704) 386-8465 (Media)
JPMorgan Chase:
Julia Bates (212) 270-7318 (Investors)
Thomas Kelly (312) 732-7007 (Media)

INVESTOR GROUP TO BUY SALLIE MAE FOR $25 BILLION
Transaction Ensures Broad Access to Higher Education

RESTON, Va., April 16, 2007 - An investor group led by J.C. Flowers & Co has signed a definitive agreement to purchase SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, for approximately $25 billon or $60.00 per share of common stock, the companies announced today.

When the transaction is complete, J.C. Flowers along with private-equity firm Friedman Fleischer & Lowe will invest $4.4 billion and own 50.2 percent, and Bank of America (NYSE: BAC) and JPMorgan Chase (NYSE: JPM) each will invest $2.2 billion and each will own 24.9 percent. Sallie Mae’s independent board members have unanimously approved the agreement and recommended that its shareholders approve the agreement.

“We are pleased to invest in Sallie Mae and help provide increased liquidity, stability and financial strength,” said J. Christopher Flowers, Managing Director at J.C. Flowers. “Both Bank of America and JPMorgan Chase have fully committed to support the company with short- and long-term financing.”

The new owners are committed to supporting Sallie Mae's focus on transparency among lenders, schools and students and on corporate governance. Sallie Mae will be subject to oversight by Congress and the Department of Education, and will continue to be subject to all applicable federal and state laws, including the Higher Education Act.

Upon closing, Sallie Mae’s current management will continue to lead the company, ensuring that it will continue to adhere to the New York Attorney General’s Student Loan Code of Conduct, which Sallie Mae adopted April 11. Sallie Mae will continue to originate student loans under its internal brands and will remain headquartered in Reston, Va.

In 2006, Sallie Mae, the nation’s leading saving- and paying-for-college company, originated $23.4 billion of student loans.

“This is an exciting, new chapter in Sallie Mae’s history,” said Sallie Mae CEO Tim Fitzpatrick, who will continue in that role. “Over the years we have worked with Congress and other

Sallie Mae • 12061 Bluemont Way • Reston, Va 20190 • www.SallieMae.com

policymakers to offer innovative products to students, and to address the challenges of college affordability and rising student debt. We have helped meet this challenge by offering industry-leading student loan discounts, introducing innovative technology, and investing in Upromise, which administers college savings plans.”

As a result of Sallie Mae acquisitions over the last eight years, nearly $2 billion has been generated for higher education philanthropy programs to increase access to higher education. Under the new owners, Sallie Mae expects to work with independent foundations to continue its investment in need-based scholarship grants and financial literacy to students. Sallie Mae has a strong history of funding foundations that support academic preparation, financial literacy, and college access, with particular emphasis on lower-income families, students from underrepresented groups and the institutions that serve them. These include first-generation Latino Americans, African Americans, Historically Black Colleges and Universities, and community colleges.

Chase and Bank of America will continue to operate their independent student lending businesses, providing students, families and schools the widest possible choices.

Over the next decade, demand for college loans by students and their families is expected to grow substantially with U.S. college costs escalating faster than family incomes. From 1989 to 2005, the cost of a college education has increased an average of 6 percent, double the overall inflation rate of 3 percent, according to the College Board.

The transaction will require the approval of Sallie Mae’s stockholders, is subject to required regulatory approvals, and is expected to close in late 2007. Sallie Mae will not pay further dividends prior to consummation of the proposed transaction. Following the closing, Sallie Mae will continue to have publicly traded debt securities and as a result will continue comprehensive financial reporting about its business, financial condition and results of operations.

Bank of America and JPMorgan have committed to provide debt financing for the transaction and to provide additional liquidity to Sallie Mae prior to the closing date, subject to customary terms and conditions. Sallie Mae's existing unsecured Medium Term Notes will remain outstanding, and will not be equally and ratably secured with the new acquisition related debt. The acquisition financing will be structured to accommodate the repayment of all outstanding debt as it matures. In addition, Bank of America and JPMorgan have committed to make available a combination of facilities in order to support the ongoing liquidity needs of the company. Sallie Mae expects this transaction to have no material impact on the outstanding asset-backed debt and to remain an active participant in the asset-backed securities markets.

UBS Investment Bank acted as lead financial advisor to Sallie Mae and the Transaction Committee, which was also advised by Sandler O'Neill + Partners, L.P. and Greenhill & Co., LLC. Davis Polk & Wardwell is serving as legal advisor to Sallie Mae and provided legal advice to the Transaction Committee. For the investor group, JPMorgan and Banc of America Securities LLC are serving as financial advisors and Wachtell Lipton Rosen & Katz is serving as legal advisor. In addition, Sullivan & Cromwell LLP is serving as a legal advisor to J.C. Flowers.

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IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to: Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

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This press release contains “forward-looking statements” including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

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About Sallie Mae

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $142 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $15 billion in 529 college-savings plans, and assists 7.5 million members with automatic savings through rebates on everyday purchases. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

About J.C. Flowers
J.C. Flowers & Co. LLC, based in New York, is a private equity firm focused solely on the financial service sector. Its latest fund has over $7 billion in commitments from investors.

About Bank of America
Bank of America is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 55 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and award-winning online banking with more than 21 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 175 countries and has relationships with 98 percent of the U.S. Fortune 500 companies and 80 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

About JPMorgan Chase
JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.4 trillion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients under its JPMorgan and Chase brands. Information about the firm is available at www.jpmorganchase.com.

About Friedman Fleischer & Lowe
Friedman Fleischer & Lowe, LLC is a San Francisco-based private equity firm with $1.1 billion under management focused on investing in U.S. companies.

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Sallie Mae    •    12061 Bluemont Way    •    Reston, Va 20190    •    www.SallieMae.com